Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-157057, 333-157057-01 to 333-157057-44

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

TCEH FINANCE, INC.

SUPPLEMENT NO. 9 TO

MARKET MAKING PROSPECTUS DATED APRIL 4, 2012

THE DATE OF THIS SUPPLEMENT IS JANUARY 30, 2013

On January 30, 2013, the registrant parent guarantor, Energy Future Competitive Holdings Company, filed the attached Current Report on Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)—January 25, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company

(Exact name of registrant as specified in its charter)

Texas	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Each of Energy Future Holdings Corp. (“EFH Corp.”) and Energy Future Intermediate Holding Company LLC (“EFIH”) is filing all of the information in this Current Report on Form 8-K. Energy Future Competitive Holdings Company (“EFCH”) is filing only the information contained in Item 8.01 of this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

Completion of Exchange Offers and Consent Solicitations

On January 30, 2013, EFH Corp. announced the results, as of 5:00 p.m., New York City time, on January 24, 2013 (the “Expiration Date”), of the previously announced (a) offers (the “First Lien Exchange Offers”) of its direct, wholly-owned subsidiary, EFIH, and EFIH’s direct, wholly-owned subsidiary, EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Offerors”), to exchange up to approximately $1.3 billion aggregate principal amount of new 10.000% Senior Secured Notes due 2020 of the Offerors (the “New First Lien Notes”) for any and all outstanding (i) 9.75% Senior Secured Notes due 2019 of EFH Corp. (“EFH Corp. 9.75% Notes”), (ii) 10.000% Senior Secured Notes due 2020 of EFH Corp. (“EFH Corp. 10.000% Notes”) and (iii) 9.75% Senior Secured Notes due 2019 of the Offerors (“EFIH 9.75% Notes” and, together with EFH Corp. 9.75% Notes and EFH Corp. 10.000% Notes, the “Old First Lien Notes”) and (b) concurrent solicitations (the “Consent Solicitations”) by EFH Corp. and the Offerors of consents (the “Consents”) from holders of Old First Lien Notes to proposed amendments (the “Proposed Amendments”) to the indentures governing the Old First Lien Notes and to such Old First Lien Notes. As of the Expiration Date, EFH Corp. and the Offerors had received the requisite Consents to adopt the Proposed Amendments.

Also on January 30, 2013, EFH Corp. announced the results as of the Expiration Date of the Offerors’ previously announced offers (the “Unsecured Exchange Offers” and, together with the First Lien Exchange Offers, the “Exchange Offers”) to exchange up to approximately $124 million aggregate principal amount of new 11.25%/12.25% Senior Toggle Notes due 2018 of the Offerors (the “New Senior Toggle Notes” and, together with the New First Lien Notes, the “New Notes”) for any and all outstanding (i) 10.875% Senior Notes due 2017 of EFH Corp. and (ii) 11.250%/12.000% Senior Toggle Notes due 2017 of EFH Corp. (collectively, the “Old Unsecured Notes” and, together with the Old First Lien Notes, the “Old Notes”).

EFH Corp. was advised by the exchange agent for the Exchange Offers that, as of the Expiration Date, (i) the principal amounts and the percentages of outstanding principal amounts tendered listed in Table 1 below of each series of Old First Lien Notes were validly tendered (and not validly withdrawn), and related Consents with respect to each such series of Old First Lien Notes were validly delivered (and not validly revoked) in the Consent Solicitations and (ii) the principal amounts and the percentages of outstanding principal amounts tendered listed in Table 2 below of each series of the Old Unsecured Notes were validly tendered (and not validly withdrawn).

Table 1—First Lien Exchange Offers

CUSIP/ISIN	Issuer(s)	Title of Old Notes	Principal Amount Outstanding	Principal Amount Validly Tendered and Consented	Percentage of Outstanding Principal Amount Validly Tendered and Consented
292680AF2 US292680AF29	EFH Corp.	9.75% Senior Secured Notes due 2019	$115,446,000	$112,988,000	97.87%
292680AH8 US292680AH84 and 292680 AG0 US292680AG02 and U29191AD2 USU29191AD22	EFH Corp.	10.000% Senior Secured Notes due 2020	$1,060,757,000	$1,057,656,000	99.71%

292681AA1 US292681AA15	EFIH and EFIH Finance	9.75% Senior Secured Notes due 2019	$141,083,000	$139,068,000	98.57%

Table 2—Unsecured Exchange Offers

CUSIP/ISIN	Issuer	Title of Old Notes	Principal Amount Outstanding	Principal Amount Validly Tendered	Percentage of Outstanding Principal Amount Validly Tendered
292680AC9 US292680AC97 and 292680AA3 US292680AA32 and U29191AA8 USU29191AA82	EFH Corp.	10.875% Senior Notes due 2017	$64,135,000	$30,876,000	48.14%

292680 AD7 US292680AD70 and 292680AB1 US292680AB15 and U29191AB6 USU29191AB65	EFH Corp.	11.250%/12.000% Senior Toggle Notes due 2017	$60,329,699	$33,406,721	55.37%

In accordance with the terms and conditions of the Exchange Offers, EFH Corp. and the Offerors have accepted all of the Old Notes that were validly tendered for exchange. The Exchange Offers settled on January 29, 2013.

Supplemental Indentures for Proposed Amendments

On January 25, 2013, in conjunction with receiving the requisite Consents, (a) EFH Corp. executed and delivered (i) the Supplemental Indenture (the “EFH Corp. 9.75% Notes Supplemental Indenture”) to the Indenture (the “EFH Corp. 9.75% Notes Indenture”), dated November 16, 2009, among EFH Corp., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee, relating to the EFH Corp. 9.75% Notes

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and (ii) the Eighth Supplemental Indenture (the “EFH Corp. 10.000% Notes Supplemental Indenture”) to the Indenture (as supplemented from time to time, the “EFH Corp. 10.000% Notes Indenture”), dated January 12, 2010, among EFH Corp., the guarantors party thereto and the Trustee, relating to the EFH Corp. 10.000% Notes, and (b) the Offerors executed and delivered the Supplemental Indenture (the “EFIH 9.75% Notes Supplemental Indenture”) to the Indenture (the “EFIH 9.75% Notes Indenture”), dated as of November 16, 2009, among the Offerors and the Trustee, relating to the EFIH 9.75% Notes. The EFH Corp. 9.75% Notes Indenture, the EFH Corp. 10.000% Notes Indenture and the EFIH 9.75% Notes Indenture are referred to collectively herein as the “Old First Lien Notes Indentures.” The EFH Corp. 9.75% Notes Supplemental Indenture, the EFH Corp. 10.000% Notes Supplemental Indenture and the EFIH 9.75% Notes Supplemental Indenture are referred to collectively herein as the “Old First Lien Notes Supplemental Indentures.” Each Old First Lien Notes Supplemental Indenture gives effect to the Proposed Amendments, which among other things, eliminate substantially all of the restrictive covenants contained in the Old First Lien Notes Indentures and the Old First Lien Notes, eliminate certain events of default and provisions relating to defeasance and collateral and security, modify covenants regarding mergers and consolidations and modify or eliminate certain other provisions of the Old First Lien Notes Indentures and the Old First Lien Notes. In connection with the Old First Lien Notes Supplemental Indentures, each of EFIH and EFCH, a direct, wholly-owned subsidiary of EFH Corp., was released as a guarantor under each of the EFH Corp. 9.75% Notes Indenture and the EFH Corp. 10.000% Notes Indenture, and the collateral securing the EFH Corp. 9.75% Notes, EFH Corp. 10.000% Notes and EFIH 9.75% Notes was released. Any Old First Lien Notes that were not validly tendered and accepted for exchange in the First Lien Exchange Offer remain outstanding and the holders thereof will be bound by the terms of the applicable Old First Lien Notes Indenture, as supplemented by the applicable Old First Lien Notes Supplemental Indenture. Copies of each of the EFH Corp. 9.75% Notes Supplemental Indenture, the EFH Corp. 10.000% Notes Supplemental Indenture and the EFIH 9.75% Notes Supplemental Indenture are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

The New Notes

On January 29, 2013, in connection with the First Lien Exchange Offers and the Unsecured Exchange Offers, the Offerors entered into (a) the First Supplemental Indenture (the “First Supplemental First Lien Notes Indenture”) to the Indenture, dated August 17, 2010, among the Offerors and Trustee, relating to the New First Lien Notes (as so supplemented, the “First Lien Notes Indenture”) and (b) the Second Supplemental Indenture (the “Second Supplemental Senior Toggle Notes Indenture”) to the Indenture, dated December 5, 2012, among the Offerors and the Trustee, as supplemented by the First Supplemental Indenture, dated December 19, 2012, among the Offerors and the Trustee, relating to the New Senior Toggle Notes (as so supplemented, the “Senior Toggle Notes Indenture”). Copies of each of the First Supplemental First Lien Notes Indenture and the Second Supplemental Senior Toggle Notes Indenture are attached as Exhibits 4.4 and 4.5, respectively, to this Current Report on Form 8-K. On January 29, 2013, the Offerors issued $1,302,106,000 aggregate principal amount of the New First Lien Notes in connection with the First Lien Exchange Offers and $63,930,000 aggregate principal amount of the New Senior Toggle Notes in connection with the Unsecured Exchange Offers.

The New First Lien Notes

Pursuant to the First Lien Notes Indenture, the New First Lien Notes will mature on December 1, 2020. Interest on the New First Lien Notes is payable in cash semi-annually in arrears on June 1 and December 1 at a fixed rate of 10.000% per annum, and the first interest payment is due on June 1, 2013.

The New First Lien Notes are secured, on a first-priority basis, equally and ratably with the existing 10.000% Senior Secured Notes due 2020 issued under the First Lien Notes Indenture and other first lien debt of the Offerors, by a pledge of all of the membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) (such member interests and other investments, the “Collateral”).

The New First Lien Notes are senior obligations of the Offerors and rank equally in right of payment with all existing and future senior indebtedness of the Offerors. The New First Lien Notes are effectively senior to all unsecured indebtedness of the Offerors, to the extent of the value of the Collateral, and are effectively subordinated to any indebtedness of the Offerors secured by assets of the Offerors other than the Collateral, to the extent of the value of the assets securing such indebtedness. Furthermore, the New First Lien Notes are (i) structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and (ii) senior in right of payment to any future subordinated indebtedness of the Offerors.

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The New First Lien Notes and the First Lien Notes Indenture restrict EFIH’s and its respective restricted subsidiaries’ ability to, among other things, incur additional debt or issue preferred shares, pay dividends on, repurchase or make other distributions in respect of its capital stock or make other restricted payments, make investments, sell or transfer assets, create liens on assets to secure debt, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into certain transactions with affiliates and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The New First Lien Notes and the First Lien Notes Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the New First Lien Notes or the guarantees when due. If an event of default occurs under the New First Lien Notes and the First Lien Notes Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the notes issued under the First Lien Notes Indenture (the “First Lien Notes”) may declare the principal amount on the First Lien Notes to be due and payable immediately. Currently, there are no restricted subsidiaries under the New First Lien Notes and the First Lien Notes Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, Oncor Electric Delivery Company LLC (“Oncor”), and their respective subsidiaries are unrestricted subsidiaries under the New First Lien Notes and the First Lien Notes Indenture and, accordingly, are not subject to any of the restrictive covenants in the New First Lien Notes and the First Lien Notes Indenture.

The Offerors may redeem the New First Lien Notes, in whole or in part, at any time on or after December 1, 2015, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before December 1, 2013, the Offerors may redeem up to 35% of the aggregate principal amount of the First Lien Notes from time to time at a redemption price of 110.000% of the aggregate principal amount of the First Lien Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Offerors may also redeem the New First Lien Notes at any time prior to December 1, 2015 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Offerors can be required to offer to repurchase the New First Lien Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

The New Senior Toggle Notes

Pursuant to the Senior Toggle Notes Indenture, the New Senior Toggle Notes will mature on December 1, 2018. For any interest payment period ending prior to June 1, 2016, the Offerors may, at their option, elect to pay interest on the New Senior Toggle Notes: (i) entirely in cash (the “Cash Interest”); (ii) entirely by increasing the principal amount of the outstanding New Senior Toggle Notes or by issuing additional notes under the Senior Toggle Notes Indenture (the “PIK Interest”); or (iii) on 50% of the outstanding principal amount of the New Senior Toggle Notes in Cash Interest and on 50% of the principal amount in PIK Interest. The New Senior Toggle Notes will accrue Cash Interest at the rate of 11.25% per annum and PIK Interest at a rate of 12.25% per annum.

The New Senior Toggle Notes are: (i) senior obligations of the Offerors and rank equally in right of payment with all existing and future senior debt of the Offerors; (ii) effectively subordinated to all existing and future debt of EFIH that is either (1) secured by a lien on the Collateral or (2) secured by assets of EFIH other than the Collateral, to the extent of the value of the Collateral or other assets securing such debt, as applicable; (iii) structurally subordinated to all existing and future debt and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries; and (iv) senior in right of payment to any future subordinated debt of the Offerors.

The New Senior Toggle Notes and the Senior Toggle Notes Indenture restrict EFIH’s and its respective restricted subsidiaries’ ability to, among other things, incur additional debt or issue preferred shares, pay dividends on, repurchase or make other distributions in respect of its capital stock or make other restricted payments, make investments, sell or transfer assets, create liens on assets to secure debt, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into certain transactions with affiliates and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important limitations and exceptions. The New Senior Toggle Notes and the Senior Toggle Notes Indenture also contain customary events of default, including, among others, failure to pay principal or interest on the New Senior Toggle Notes or the guarantees when due. If an event of default occurs under the New Senior Toggle Notes and the Senior Toggle Notes Indenture, the trustee or the holders of at least 30% in principal amount outstanding of the notes issued under the Senior Toggle Notes Indenture (the “Senior Toggle Notes”) may declare the principal amount on the Senior Toggle Notes to be due and payable immediately. Currently, there are no restricted subsidiaries under the Senior Toggle Notes and the Senior Toggle Notes Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, Oncor and their respective subsidiaries are unrestricted subsidiaries under the New Senior Toggle Notes and the Senior Toggle Notes Indenture and, accordingly, are not subject to any of the restrictive covenants in the New Senior Toggle Notes and the Senior Toggle Notes Indenture.

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The Offerors may redeem the New Senior Toggle Notes, in whole or in part, at any time on or after December 1, 2014, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before December 1, 2014, the Offerors may redeem up to 35% of the aggregate principal amount of the Senior Toggle Notes from time to time at a redemption price of 111.25% of the aggregate principal amount of the Senior Toggle Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Offerors may also redeem the New Senior Toggle Notes at any time prior to December 1, 2014 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Offerors can be required to offer to repurchase the New Senior Toggle Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information relating to the Old First Lien Notes Supplemental Indentures, the First Lien Notes Indenture, the Senior Toggle Notes Indenture, the New First Lien Notes and the New Senior Toggle Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

Debt Capacity Update

As of January 29, 2013, EFH Corp. and its subsidiaries (excluding Oncor Holdings and Oncor and its subsidiary) are permitted under their applicable debt agreements to issue additional senior secured debt (in each case, subject to certain exceptions and conditions set forth in their applicable debt documents) as follows:

•	EFH Corp. and EFIH collectively are permitted to issue up to $250 million additional aggregate principal amount of debt secured by EFIH’s equity interest in Oncor Holdings on a second-priority basis;

•

TCEH is permitted to issue approximately $2.3 billion additional aggregate principal amount of debt secured by substantially all of the assets of TCEH and certain of its subsidiaries (of which $410 million can be on a first-priority basis and the remainder on a second-priority basis), and

•	TCEH is permitted to issue an unlimited amount of additional first-priority debt in order to refinance the first-priority debt outstanding under its senior secured credit facilities.

In addition, as of January 29, 2013, EFIH is permitted under its applicable debt agreements to issue up to $400 million of additional aggregate principal amount of senior unsecured debt (subject to certain exceptions and conditions set forth in its applicable debt documents). Such unsecured debt may be incurred for, among other things, exchanges of EFH Corp. unsecured debt.

These amounts are estimates based on EFH Corp. and its applicable subsidiaries’ current interpretation of the covenants set forth in their debt agreements and do not take into account exceptions in the debt agreements that may allow for the incurrence of additional secured or unsecured debt, including, but not limited to, acquisition debt, refinancing debt, capital leases and hedging obligations. Moreover, such amounts could change from time to time as a result of, among other things, the termination of any debt agreement (or specific terms therein) or amendments to the debt agreements that result from negotiations with new or existing lenders. In addition, covenants included in agreements governing additional future debt may impose greater restrictions on EFH Corp. and its applicable subsidiaries’ incurrence of secured or unsecured debt. Consequently, the actual amount of senior secured or unsecured debt that EFH Corp. and its applicable subsidiaries are permitted to incur under their debt agreements could be materially different than the amounts provided above.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of January 25, 2013, between EFH Corp. and the Trustee, relating to the EFH Corp. 9.75% Notes

4.2	Eighth Supplemental Indenture, dated as of January 25, 2013, between EFH Corp. and the Trustee, relating to the EFH Corp. 10.000% Notes

4.3	Supplemental Indenture, dated as of January 25, 2013, among the Offerors and the Trustee, relating to the EFIH 9.75% Notes

4.4	First Supplemental Indenture, dated as of January 29, 2013, among the Offerors and the Trustee, relating to the New First Lien Notes

4.5	Second Supplemental Indenture, dated as of January 29, 2013, among the Offerors and the Trustee, relating to the New Senior Toggle Notes

99.1	Press release, dated as of January 30, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

/s/ Stanley J. Szlauderbach
Name: Stanley J. Szlauderbach
Title: Senior Vice President & Controller

January 30, 2013

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Exhibit 4.1

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of January 25, 2013, among Energy Future Holdings Corp., a Texas corporation (the “Company”), Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), Energy Future Competitive Holdings Company, a Texas corporation (together with EFIH, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of November 16, 2009 (the “Indenture”), providing for the issuance of the Company’s 9.75% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, (i) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes, and (ii) with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding voting as a single class, the Company, the Guarantors and the Trustee may amend or supplement the Security Documents relating to the Notes and the provisions of the Indenture to modify such documents to release all or substantially all of the Collateral securing the Notes;

WHEREAS, the Company has solicited consents upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 21, 2012 (the “Offering Memorandum”) and in the related Consent and Letter of Transmittal from each Holder of the Notes to the amendments to the Indenture set forth below in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten, Article Eleven and Article Twelve of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Company has received the consents from Holders of approximately 97.87% in aggregate principal amount of the outstanding Notes to the Proposed Amendments;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been satisfied and complied with;

WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Company and the Guarantors and to make this Supplemental Indenture valid and binding on the Company and the Guarantors have been complied with or have been done or performed; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT TO THE TABLE OF CONTENTS. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12 and 10.13 and Exhibits C and D and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 1. Section 1.01 of the Indenture is amended by deleting the definition of “Unrestricted Subsidiary” in its entirety and inserting in lieu thereof the following text:

““Unrestricted Subsidiary” means:

(1)	each of the Oncor Subsidiaries, Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC, Nuclear Energy Future Holdings II LLC, EFCH and EFIH;

(2)	any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated or identified by the Issuer); and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary.”

ARTICLE FOUR

SECTION 4.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 4.

(a) Section 4.03 (Reports and Other Information) of the Indenture is amended by deleting the text of that section in its entirety and inserting in lieu thereof the following text:

“Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall comply with the reporting obligations set forth under Section 314(a) of the Trust Indenture Act.”

(b) Section 4.05 (Taxes) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.06 (Stay, Extension and Usury Laws) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.07 (Limitation on Restricted Payments) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.10 (Asset Sales) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.11 (Transactions with Affiliates) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.12 (Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.13 (Corporate Existence) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.14 (Offer to Repurchase upon Change of Control) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.15 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.16 (Restrictions on Permitted Asset Transfers) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.17 (Restrictions on TCEH Transfers) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.18 (Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 4.19 (After-Acquired Property) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 4.20 (Impairment of Security Interest) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(r) Section 4.21 (Further Assurances) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FIVE

SECTION 5.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 5. Section 5.01(Merger, Consolidation or Sale of All or Substantially All Assets) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4) and (6) (including the proviso and the following text that appear after clause (6): “provided, that for the purposes of this Section 5.01 only, neither (A) the first to occur of a Permitted Asset Transfer or a TCEH Transfer (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer) nor (B) a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” shall be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries under this Indenture. For the avoidance of doubt, (1) the Issuer may therefore consummate the first to occur of a Permitted Asset Transfer made in accordance with Section 4.16 hereof and a TCEH Transfer made in accordance with Section 4.17 hereof, in either case, without complying with this Section 5.01 (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer), (2) the Issuer or any of its Restricted Subsidiaries may consummate a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” without complying with this Section 5.01 and (3) the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of the Issuer and its Subsidiaries under any other agreement to which the Issuer is a party.”) of Section 5.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”;

(b) adding the following new sentence at the end of subsection (a): “It shall be understood that for purposes of the first sentence of this Section 5.01(a) only, (i) a Permitted Asset Transfer shall not constitute the consolidation, merger, wind-up, sale, assignment, transfer, lease conveyance or other disposal of all or substantially all of the properties and assets of the Issuer and, accordingly, the Issuer may consummate a Permitted Asset Transfer without being subject to the requirements of this Section 5.01 and (ii) a TCEH Transfer shall constitute the consolidation, merger, wind-up, sale, assignment, transfer, lease conveyance or other disposal of all or substantially all of the properties and assets of the Issuer and, accordingly, if the Issuer consummates a TCEH Transfer, it must comply with the requirements of this Section 5.01.”;

(c) deleting the words “made in accordance with Section 4.16 hereof” where they appear in subsection (c);

(d) deleting the text of subsection (d) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(e) deleting the words “made in accordance with Section 4.16 hereof” where they appear in subsection (e).

ARTICLE SIX

SECTION 6.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 6. Section 6.01 (Events of Default) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4), (5), (8) and (9) of Section 6.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(b) deleting the words “or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary)” in each instance where they appear in clauses (6) and (7) of Section 6.01(a).

ARTICLE SEVEN

SECTION 7.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 8. Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Indenture is amended by deleting clauses (2), (3), (4), (5), (6), (7) and (8) of such Section 8.04 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE EIGHT

SECTION 8.01. ELIMINATION OF ARTICLE 10.

(a) Section 10.01 (Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 10.02 (Ranking of Parity Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 10.03 (Relative Rights) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 10.04 (Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 10.05 (Recording and Opinions) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 10.06 (Release of Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 10.07 (Authorization of Actions to Be Taken by the Trustee Under the Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 10.08 (Authorization of Receipt of Funds by the Trustee under the Pledge Agreement) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 10.09 (Lien Sharing and Priority Confirmation) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 10.10 (Voting) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 10.11 (Limitation on Duty of Trustee in Respect of Collateral; Indemnification) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 10.12 (Asset Sale Cash Collateral Account) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 10.13 (Collateral Trustee a Third Party Beneficiary) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE NINE

SECTION 9.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 11. Section 11.06 (Release of Guarantees) of the Indenture is amended by:

(a) deleting the words “, except that the Guarantee by EFIH shall only be released and discharged as provided in Section 4.16 hereof” where they appear in Section 11.06(a)(1);

(b) deleting the text of Section 11.06(a)(3) in its entirety and inserting in lieu thereof the following text: “the designation or identification of any Restricted Subsidiary that is a Guarantor as an “Unrestricted Subsidiary.”;

(c) deleting the text of Section 11.06(b) in its entirety and inserting in lieu thereof the following text: “The Guarantee by EFIH shall automatically be released in connection with a Permitted Asset Transfer, unless such Guarantee has been previously released.”; and

(d) deleting the text of Section 11.06(c) in its entirety and inserting in lieu thereof the following text: “The Guarantee by EFCH shall be automatically released in connection with a Permitted Asset Transfer, unless such Guarantee has been previously released.”

ARTICLE TEN

SECTION 10.01. ELIMINATION OF CERTAIN PROVISIONS IN THE NOTES. Paragraph 8 (Offers to Repurchase) of each Note is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE ELEVEN

SECTION 11.01. ELIMINATION OF CERTAIN EXHIBITS.

(a) Exhibit C (Form of Permitted Transfer Supplemental Indenture) to the Indenture is deleted in its entirety.

(b) Exhibit D (Form of TCEH Transfer Supplemental Indenture) to the Indenture is deleted in its entirety.

ARTICLE TWELVE

SECTION 12.01. REFERENCES TO DELETED OR AMENDED PROVISIONS. Subject to Section 13.01 hereof, all references in the Indenture and any Note, as amended by Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven hereof, to any of the provisions deleted and eliminated or modified as provided herein, or to terms defined in such provisions, shall also be deemed deleted and eliminated or modified, as the case may be, in accordance with the terms of this Supplemental Indenture. Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such deleted Sections or subsections and such deleted Sections or subsections shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture or any Note.

SECTION 12.02. AMENDMENT TO DEFINITIONS. Subject to Section 13.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture and any Note with respect to which references would be eliminated as a result of amendments to the Indenture pursuant to Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven hereof.

ARTICLE THIRTEEN

SECTION 13.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE.

(a) This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Proposed Amendments set forth in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten, Article Eleven and Article Twelve will not become operative until immediately prior to the acceptance for exchange of Notes in accordance with the terms and conditions set forth in the Offering Memorandum.

SECTION 13.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.03. FULL Force AND EFFECT. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Company, the Guarantors, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 13.04. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 13.05. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 13.06. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 13.07. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 13.08. SUCCESSORS. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 13.09. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

SECTION 13.10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 13.12. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to EFH 9.75% Notes Supplemental Indenture]

Exhibit 4.2

EIGHTH SUPPLEMENTAL INDENTURE

Eighth Supplemental Indenture (this “Supplemental Indenture”), dated as of January 25, 2013, among Energy Future Holdings Corp., a Texas corporation (the “Company”), Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), Energy Future Competitive Holdings Company, a Texas corporation (together with EFIH, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of January 12, 2010, as supplemented by the First Supplemental Indenture, dated as of March 16, 2010, the Second Supplemental Indenture, dated as of April 13, 2010, the Third Supplemental Indenture, dated as of April 14, 2010, the Fourth Supplemental Indenture, dated as of May 21, 2010, the Fifth Supplemental Indenture, dated as of July 2, 2010, the Sixth Supplemental Indenture, dated as of July 6, 2010 and the Seventh Supplemental Indenture, dated as of July 7, 2010 (as so supplemented, the “Indenture”), providing for the issuance of the Company’s 10.000% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, (i) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes, and (ii) with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding voting as a single class, the Company, the Guarantors and the Trustee may amend or supplement the Security Documents relating to the Notes and the provisions of the Indenture to modify such documents to release all or substantially all of the Collateral securing the Notes;

WHEREAS, the Company has solicited consents upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 21, 2012 (the “Offering Memorandum”) and in the related Consent and Letter of Transmittal from each Holder of the Notes to the amendments to the Indenture set forth below in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten, Article Eleven and Article Twelve of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Company has received the consents from Holders of approximately 99.71% in aggregate principal amount of the outstanding Notes to the Proposed Amendments;

WHEREAS, the Company has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been satisfied and complied with;

WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Company and the Guarantors and to make this Supplemental Indenture valid and binding on the Company and the Guarantors have been complied with or have been done or performed; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT TO THE TABLE OF CONTENTS. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12 and 10.13 and Exhibits E and F and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 1. Section 1.01 of the Indenture is amended by deleting the definition of “Unrestricted Subsidiary” in its entirety and inserting in lieu thereof the following text:

““Unrestricted Subsidiary” means:

(1)	each of the Oncor Subsidiaries, Comanche Peak Nuclear Power Company, Nuclear Energy Future Holdings LLC, Nuclear Energy Future Holdings II LLC, EFCH and EFIH;

(2)	any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated or identified by the Issuer); and

(3)	any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary.”

ARTICLE FOUR

SECTION 4.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 4.

(a) Section 4.03 (Reports and Other Information) of the Indenture is amended by deleting the text of that section in its entirety and inserting in lieu thereof the following text:

“Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall comply with the reporting obligations set forth under Section 314(a) of the Trust Indenture Act.”

(b) Section 4.05 (Taxes) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.06 (Stay, Extension and Usury Laws) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.07 (Limitation on Restricted Payments) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.10 (Asset Sales) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.11 (Transactions with Affiliates) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.12 (Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.13 (Corporate Existence) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.14 (Offer to Repurchase upon Change of Control) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.15 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.16 (Restrictions on Permitted Asset Transfers) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.17 (Restrictions on TCEH Transfers) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.18 (Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 4.19 (After-Acquired Property) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 4.20 (Impairment of Security Interest) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(r) Section 4.21 (Further Assurances) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FIVE

SECTION 5.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 5. Section 5.01(Merger, Consolidation or Sale of All or Substantially All Assets) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4) and (6) (including the proviso and the following text that appear after clause (6): “provided, that for the purposes of this Section 5.01 only, neither (A) the first to occur of a Permitted Asset Transfer or a TCEH Transfer (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer) nor (B) a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” shall be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries under this Indenture. For the avoidance of doubt, (1) the Issuer may therefore consummate the first to occur of a Permitted Asset Transfer made in accordance with Section 4.16 hereof and a TCEH Transfer made in accordance with Section 4.17 hereof, in either case, without complying with this Section 5.01 (excluding a Permitted Asset Transfer consisting of a merger of EFIH with and into the Issuer for the purpose of determining the first to occur of a Permitted Asset Transfer or a TCEH Transfer), (2) the Issuer or any of its Restricted Subsidiaries may consummate a transaction meeting the requirements of the proviso to clause (3) under the definition of “Change of Control” without complying with this Section 5.01 and (3) the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of the Issuer and its Subsidiaries under any other agreement to which the Issuer is a party.”) of Section 5.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”;

(b) adding the following new sentence at the end of subsection (a): “It shall be understood that for purposes of the first sentence of this Section 5.01(a) only, (i) a Permitted Asset Transfer shall not constitute the consolidation, merger, wind-up, sale, assignment, transfer, lease conveyance or other disposal of all or substantially all of the properties and assets of the Issuer and, accordingly, the Issuer may consummate a Permitted Asset Transfer without being subject to the requirements of this Section 5.01 and (ii) a TCEH Transfer shall constitute the consolidation, merger, wind-up, sale, assignment, transfer, lease conveyance or other disposal of all or substantially all of the properties and assets of the Issuer and, accordingly, if the Issuer consummates a TCEH Transfer, it must comply with the requirements of this Section 5.01.”;

(c) deleting the words “made in accordance with Section 4.16 hereof” where they appear in subsection (c);

(d) deleting the text of subsection (d) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(e) deleting the words “made in accordance with Section 4.16 hereof” where they appear in subsection (e).

ARTICLE SIX

SECTION 6.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 6. Section 6.01 (Events of Default) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4), (5), (8) and (9) of Section 6.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(b) deleting the words “or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary)” in each instance where they appear in clauses (6) and (7) of Section 6.01(a).

ARTICLE SEVEN

SECTION 7.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 8. Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Indenture is amended by deleting clauses (2), (3), (4), (5), (6), (7) and (8) of such Section 8.04 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE EIGHT

SECTION 8.01. ELIMINATION OF ARTICLE 10.

(a) Section 10.01 (Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 10.02 (Ranking of Parity Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 10.03 (Relative Rights) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 10.04 (Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 10.05 (Recording and Opinions) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 10.06 (Release of Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 10.07 (Authorization of Actions to Be Taken by the Trustee Under the Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 10.08 (Authorization of Receipt of Funds by the Trustee under the Pledge Agreement) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 10.09 (Lien Sharing and Priority Confirmation) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 10.10 (Voting) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 10.11 (Limitation on Duty of Trustee in Respect of Collateral; Indemnification) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 10.12 (Asset Sale Cash Collateral Account) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 10.13 (Collateral Trustee a Third Party Beneficiary) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE NINE

SECTION 9.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 11. Section 11.06 (Release of Guarantees) of the Indenture is amended by:

(a) deleting the words “, except that the Guarantee by EFIH shall only be released and discharged as provided in Section 4.16 hereof” where they appear in Section 11.06(a)(1);

(b) deleting the text of Section 11.06(a)(3) in its entirety and inserting in lieu thereof the following text: “the designation or identification of any Restricted Subsidiary that is a Guarantor as an “Unrestricted Subsidiary.”;

(c) deleting the text of Section 11.06(b) in its entirety and inserting in lieu thereof the following text: “The Guarantee by EFIH shall automatically be released in connection with a Permitted Asset Transfer, unless such Guarantee has been previously released.”; and

(d) deleting the text of Section 11.06(c) in its entirety and inserting in lieu thereof the following text: “The Guarantee by EFCH shall be automatically released in connection with a Permitted Asset Transfer, unless such Guarantee has been previously released.”

ARTICLE TEN

SECTION 10.01. ELIMINATION OF CERTAIN PROVISIONS IN THE NOTES. Paragraph 8 (Offers to Repurchase) of each Note is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE ELEVEN

SECTION 11.01. ELIMINATION OF CERTAIN EXHIBITS.

(a) Exhibit E (Form of Permitted Transfer Supplemental Indenture) to the Indenture is deleted in its entirety.

(b) Exhibit F (Form of TCEH Transfer Supplemental Indenture) to the Indenture is deleted in its entirety.

ARTICLE TWELVE

SECTION 12.01. REFERENCES TO DELETED OR AMENDED PROVISIONS. Subject to Section 13.01 hereof, all references in the Indenture and any Note, as amended by Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven hereof, to any of the provisions deleted and eliminated or modified as provided herein, or to terms defined in such provisions, shall also be deemed deleted and eliminated or modified, as the case may be, in accordance with the terms of this Supplemental Indenture. Effective as of the date hereof, none of the Company, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such deleted Sections or subsections and such deleted Sections or subsections shall not be considered in determining whether an Event of Default has occurred or whether the Company has observed, performed or complied with the provisions of the Indenture or any Note.

SECTION 12.02. AMENDMENT TO DEFINITIONS. Subject to Section 13.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture and any Note with respect to which references would be eliminated as a result of amendments to the Indenture pursuant to Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven hereof.

ARTICLE THIRTEEN

SECTION 13.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE.

(a) This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Proposed Amendments set forth in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten, Article Eleven and Article Twelve will not become operative until immediately prior to the acceptance for exchange of Notes in accordance with the terms and conditions set forth in the Offering Memorandum.

SECTION 13.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 13.03. FULL Force AND EFFECT. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Company, the Guarantors and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Company, the Guarantors, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 13.04. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 13.05. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 13.06. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 13.07. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 13.08. SUCCESSORS. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 13.09. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Company.

SECTION 13.10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 13.12. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGY FUTURE HOLDINGS CORP.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to EFH 10.000% Notes Eighth Supplemental Indenture]

Exhibit 4.3

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of January 25, 2013, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company ( “EFIH”), EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as Trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of November 16, 2009 (the “Indenture”), providing for the issuance of the Issuer’s 9.75% Senior Secured Notes due 2019 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that, (i) with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class, the Issuer and the Trustee may amend or supplement the Indenture and the Notes, and (ii) with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding voting as a single class, the Issuer and the Trustee may amend or supplement the Security Documents relating to the Notes and the provisions of the Indenture to modify such documents to release all or substantially all of the Collateral securing the Notes;

WHEREAS, the Issuer has solicited consents upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement dated December 21, 2012 (the “Offering Memorandum”) and in the related Consent and Letter of Transmittal from each Holder of the Notes to the amendments to the Indenture set forth below in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven of this Supplemental Indenture (the “Proposed Amendments”);

WHEREAS, the Issuer has received the consents from Holders of approximately 98.57% in aggregate principal amount of the outstanding Notes to the Proposed Amendments;

WHEREAS, the Issuer has delivered to the Trustee an Officer’s Certificate as well as an Opinion of Counsel to the effect that the execution of this Supplemental Indenture is authorized or permitted under the Indenture and that all conditions precedent and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been satisfied and complied with;

WHEREAS, the Board of Directors of the Issuer has authorized the execution of this Supplemental Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Issuer and to make this Supplemental Indenture valid and binding on the Issuer have been complied with or have been done or performed; and

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE ONE

SECTION 1.01. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

ARTICLE TWO

SECTION 2.01. AMENDMENT TO THE TABLE OF CONTENTS. The Table of Contents of the Indenture is amended by deleting the titles to Sections 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 4.21, 10.01, 10.02, 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.10, 10.11, 10.12 and 10.13 and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE THREE

SECTION 3.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 1. Section 1.01 of the Indenture is amended by deleting the definition of “Unrestricted Subsidiary” in its entirety and inserting in lieu thereof the following text:

““Unrestricted Subsidiary” means:

(1)	each of the Oncor Subsidiaries;

(2)	any Subsidiary of EFIH other than EFIH Finance which at the time of determination is an Unrestricted Subsidiary (as designated or identified by EFIH); and

(3)	any Subsidiary of an Unrestricted Subsidiary.

EFIH may designate any Subsidiary of EFIH (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) other than EFIH Finance to be an Unrestricted Subsidiary.”

ARTICLE FOUR

SECTION 4.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 4.

(a) Section 4.03 (Reports and Other Information) of the Indenture is amended by deleting the text of that section in its entirety and inserting in lieu thereof the following text:

“Notwithstanding that EFIH may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, EFIH shall comply with the reporting obligations set forth under Section 314(a) of the Trust Indenture Act.”

(b) Section 4.05 (Taxes) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 4.06 (Stay, Extension and Usury Laws) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 4.07 (Limitation on Restricted Payments) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 4.10 (Asset Sales) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 4.11 (Transactions with Affiliates) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 4.12 (Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 4.13 (Corporate Existence) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 4.14 (Offer to Repurchase upon Change of Control) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 4.15 (Limitation on Guarantees of Indebtedness by Restricted Subsidiaries) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 4.16 (Limitations on Business Activities of EFIH Finance) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(n) Section 4.18 (Restrictions on Certain Investments in Oncor Subsidiaries and the Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(o) Section 4.19 (After-Acquired Property) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(p) Section 4.20 (Impairment of Security Interest) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(q) Section 4.21 (Further Assurances) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE FIVE

SECTION 5.01. ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 5. Section 5.01(Merger, Consolidation or Sale of All or Substantially All Assets) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4), (5) and (7) (including the proviso and the following text that appear after clause (7): “provided, that for the purposes of this Section 5.01 only, a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” shall not be deemed to be a sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of EFIH and its Subsidiaries. For the avoidance of doubt, EFIH may consummate a transaction meeting the requirements of the proviso to clause (1) under the definition of “Change of Control” without complying with this Section 5.01, and the determination in the preceding proviso shall not affect the determination of what constitutes all or substantially all the assets of EFIH and its Subsidiaries under any other agreement to which EFIH is a party.”) of Section 5.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”;

(b) deleting the text of subsection (c) in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(c) deleting the text of clauses (2) and (3) of Section 5.01(e) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE SIX

SECTION 6.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 6. Section 6.01 (Events of Default) of the Indenture is amended by:

(a) deleting the text of clauses (3), (4), (5), (8) and (9) of Section 6.01(a) in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”; and

(b) deleting the words “or any Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary)” in each instance where they appear in clauses (6) and (7) of Section 6.01(a).

ARTICLE SEVEN

SECTION 7.01. AMENDMENT TO AND ELIMINATION OF CERTAIN PROVISIONS IN ARTICLE 8. Section 8.04 (Conditions to Legal or Covenant Defeasance) of the Indenture is amended by deleting clauses (2), (3), (4), (5), (6), (7) and (8) of such Section 8.04 in their entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE EIGHT

SECTION 8.01. ELIMINATION OF ARTICLE 10.

(a) Section 10.01 (Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(b) Section 10.02 (Ranking of Parity Liens) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(c) Section 10.03 (Relative Rights) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(d) Section 10.04 (Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(e) Section 10.05 (Recording and Opinions) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(f) Section 10.06 (Release of Collateral) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(g) Section 10.07 (Authorization of Actions to Be Taken by the Trustee Under the Security Documents) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(h) Section 10.08 (Authorization of Receipt of Funds by the Trustee under the Pledge Agreement) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(i) Section 10.09 (Lien Sharing and Priority Confirmation) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(j) Section 10.10 (Voting) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(k) Section 10.11 (Limitation on Duty of Trustee in Respect of Collateral; Indemnification) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(l) Section 10.12 (Asset Sale Cash Collateral Account) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

(m) Section 10.13 (Collateral Trustee a Third Party Beneficiary) of the Indenture is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE NINE

SECTION 9.01. AMENDMENT TO CERTAIN PROVISIONS IN ARTICLE 11. Section 11.06 (Release of Guarantees) of the Indenture is amended by: deleting the text of Section 11.06(a)(3) in its entirety and inserting in lieu thereof the following text: “the designation or identification of any Restricted Subsidiary that is a Guarantor as an “Unrestricted Subsidiary.”

ARTICLE TEN

SECTION 10.01. ELIMINATION OF CERTAIN PROVISIONS IN THE NOTES. Paragraph 8 (Offers to Repurchase) of each Note is amended by deleting it in its entirety and inserting in lieu thereof the phrase “[intentionally omitted]”.

ARTICLE ELEVEN

SECTION 11.01. REFERENCES TO DELETED OR AMENDED PROVISIONS. Subject to Section 12.01 hereof, all references in the Indenture and any Note, as amended by Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine and Article Ten hereof, to any of the provisions deleted and eliminated or modified as provided herein, or to terms defined in such provisions, shall also be deemed deleted and eliminated or modified, as the case may be, in accordance with the terms of this Supplemental Indenture. Effective as of the date hereof, none of the Issuer, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such deleted Sections or subsections and such deleted Sections or subsections shall not be considered in determining whether an Event of Default has occurred or whether the Issuer has observed, performed or complied with the provisions of the Indenture or any Note.

SECTION 11.02. AMENDMENT TO DEFINITIONS. Subject to Section 12.01 hereof, the Indenture is hereby amended by deleting any definitions from the Indenture and any Note with respect to which references would be eliminated as a result of amendments to the Indenture pursuant to Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine and Article Ten hereof.

ARTICLE TWELVE

SECTION 12.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE.

(a) This Supplemental Indenture shall be effective upon its execution and delivery by the parties hereto. The Proposed Amendments set forth in Article Two, Article Three, Article Four, Article Five, Article Six, Article Seven, Article Eight, Article Nine, Article Ten and Article Eleven will not become operative until immediately prior to the acceptance for exchange of Notes in accordance with the terms and conditions set forth in the Offering Memorandum.

SECTION 12.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.03. FULL Force AND EFFECT. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Issuer and the Trustee, this Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall otherwise require.

SECTION 12.04. INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented or amended hereby, all provisions in the Indenture shall remain in full force and effect.

SECTION 12.05. INDENTURE AND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

SECTION 12.06. CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented or amended by this Supplemental Indenture is in all respects confirmed and preserved.

SECTION 12.07. BENEFITS OF SUPPLEMENTAL INDENTURE. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Notes.

SECTION 12.08. SUCCESSORS. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

SECTION 12.09. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made by the Issuer.

SECTION 12.10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 12.11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 12.12. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the Indenture shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

[Signature Page to EFIH 9.75% Notes Supplemental Indenture]

Exhibit 4.4

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

AND

EFIH FINANCE INC.

10.000% SENIOR SECURED NOTES DUE 2020

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 29, 2013

To the Indenture dated as of

August 17, 2010

THE BANK OF NEW YORK

MELLON TRUST COMPANY, N.A.

TRUSTEE

FIRST SUPPLEMENTAL INDENTURE (“this First Supplemental Indenture”), dated as of January 29, 2013, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

RECITALS OF THE ISSUER

WHEREAS, the Issuer and the Trustee have duly executed and delivered the Indenture, dated as of August 17, 2010 (the “Indenture”), providing for the issuance of $2,180,000,000 aggregate principal amount of the Issuer’s 10.000% Senior Secured Notes due 2020 (the “Initial Notes”);

WHEREAS, Section 9.01(1) of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture to cure any ambiguity, omission, mistake, defect or inconsistency;

WHEREAS, on August 17, 2010 the Issuer issued the Initial Notes;

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional Notes by the Issuer;

WHEREAS, Section 9.01(9) of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture to provide for the issuance of Additional Notes (as defined in the Indenture);

WHEREAS, Section 9.01(12) of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture to make certain amendments to the provisions of the Indenture relating to the transfer and legending of Notes (as defined in the Indenture) as permitted by the Indenture under certain conditions;

WHEREAS, the Issuer has duly authorized the creation and issuance on the date hereof of $1,302,106,000 aggregate principal amount of Additional Notes (the “New Notes”) under the Indenture;

WHEREAS, the Issuer desires to amend the Indenture to provide for the issuance of the New Notes, to make certain amendments to the provisions of the Indenture relating to the transfer and legending of Notes and to cure an ambiguity, omission, mistake, defect or inconsistency in accordance with clauses (1), (9) and (12) of Section 9.01 of the Indenture;

WHEREAS, the Issuer has duly authorized the execution and delivery of this First Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms have been done and performed, and the execution and delivery hereof has been in all respects duly authorized; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture and the Trustee has received the request of the Issuer to join with the Issuer in the execution of this First Supplemental Indenture accompanied by a resolution of its Board of Directors authorizing the execution of this First Supplemental Indenture and the documents referred to in the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of Notes, hereby enter into this First Supplemental Indenture and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 1.2 Rules of Construction. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof and (ii) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture.

ARTICLE II

CHANGES TO CERTAIN PROVISIONS

Section 2.1 Amendments to Article 1.

(a) The following definitions shall be added to Section 1.01 of the Indenture and replace any existing definitions (as applicable) in the Indenture:

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each participant in DTC tendering the Notes that such participants have received the Letter of Transmittal and agree to be bound by the terms of the Letter of Transmittal and the Issuer may enforce such agreement against such participants.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“broker-dealer” has the meaning set forth in the Registration Rights Agreement.

“Clearstream” means Clearstream Banking, société anonyme, and its successors.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Notes” means any notes issued in exchange for the Notes pursuant to the Registration Rights Agreement.

“Exchange Offer” means, as applicable, either (i) for the purpose of the definitions of “EBITDA”, “Issue Date”, “Permitted Investments” and “Prospectus” and Section 4.07, the exchange of the Initial Notes for the existing Indebtedness of EFH Corp. pursuant to the Prospectus or (ii) for the purpose of the definition of “Letter of Transmittal” and Section 2.06, the meaning set forth in the Registration Rights Agreement.

“Exchange Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Global Note Legend” means the legend set forth in Section 2.06(h)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(a), 2.06(b)(iii), 2.06(b)(iv), 2.06(e)(ii), 2.06(e)(iii) or 2.06(g) hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Issue Date” means August 17, 2010 (the date on which the Initial Notes were issued in the related Exchange Offer).

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under this Indenture (including any Exchange Notes issued in exchange therefor). The Notes and Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, except as set forth herein.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Private Placement Legend” means the legend set forth in Section 2.06(h)(i) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means, with respect to any Additional Notes, any registration rights agreement among the Issuer and the other parties thereto relating to the registration by the Issuer of such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, the Private Placement Legend and the Tax Legend (if applicable) and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes sold in reliance on Regulation S.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Tax Legend” means the legend set forth in Section 2.06(h)(iii) hereof to be placed on all Notes (if applicable) issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing one or more Global Notes that do not bear and are not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) promulgated under the Securities Act.

Section 2.2 Amendments to Article 2.

(a) The following clause (e) shall be added to Section 2.01:

“(e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.”

(b) The fourth paragraph of Section 2.02 shall be deleted and replaced with the following:

“On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Issuer Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, and from time to time, the Trustee shall, upon receipt of an Issuer Authentication Order, authenticate and deliver any Additional Notes or Exchange Notes for an aggregate principal amount specified in such Issuer Authentication Order for such Additional Notes or Exchange Notes. Such Issuer Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes, shall certify that such issuance is in compliance with Sections 4.09 and 4.12 hereof.”

(c) Section 2.06 shall be deleted and replaced with the following:

“Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) or (ii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (d) or (g) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Issuer in accordance with

Section 2.06(g) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(c) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subsection (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Notwithstanding the provisions of the first sentence of this subparagraph (iv), at the option of the Issuer, beneficial interests in a Restricted Global Note shall automatically be exchanged for beneficial interests in an Unrestricted Global Note upon the Issuer’s compliance in full with the Depositary’s “Procedures for the Mandatory Exchange of Rule 144A Securities for Unrestricted Securities” or “Procedures for the Mandatory Exchange of Regulation S Securities for Unrestricted Securities,” as applicable (or such replacement procedures as the Depositary shall put in place). Upon such exchange of beneficial interests pursuant to this Section 2.06(b)(iv), the Registrar shall reflect on its books and records the date of such exchange and a decrease and increase in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests exchanged. Following any such exchange pursuant to this Section 2.06(b)(iv) of all of the beneficial interests in a Restricted Global Note to an Unrestricted Global Note, such Restricted Global Note shall be cancelled.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such

Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(d) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i) or (ii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(c) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Restricted Definitive Note in the applicable principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(d)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(d)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) [Reserved].

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(c) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions an Unrestricted Definitive Note in the applicable principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(d)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(d)(iv) shall not bear the Private Placement Legend.

(e) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(b) thereof; or

(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit C hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global

Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(e)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subsections (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(f) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(f), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(f):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a broker-dealer pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subsection (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(g) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:

(i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance, and accepted, in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal or through an Agent’s Message through the DTC Automated Tender Offers Program that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance, in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

(h) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture except for the Initial Notes and unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF 144A GLOBAL NOTES: ONE YEAR] [IN THE CASE OF REGULATION S GLOBAL NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (d)(iii), (d)(iv), (e)(ii), (e)(iii), (f)(ii), (f)(iii) or (g) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Notes Legends. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY

CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(c) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Tax Legend. Any Global Notes issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes and each Definitive Note issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes shall bear the legend in substantially the following form:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201-3411, ATTENTION: GENERAL COUNSEL.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Issuer Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection; (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global

Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.”

Section 2.3 Amendments to Article 4.

(a) The following sentence shall be added at the end of clause (a) of Section 4.03.

“In addition, to the extent not satisfied by the foregoing, EFIH shall, for so long as any Notes are outstanding, furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.”

Section 2.4 Amendments to Article 5.

(a) The words “as in effect on the Issue Date” shall be added at the end of clause (a)(2) of Section 5.01.

Section 2.5 Amendments to Exhibits.

(a) Exhibit A to the Indenture shall be deleted and replaced by Exhibit A to this First Supplemental Indenture.

(b) Exhibits C and D to this First Supplemental Indenture shall be added to the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1 Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this First Supplemental Indenture by the Issuer and the Trustee, this First Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.

Section 3.2 No Exchange of Existing Notes Required. The execution of this First Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

Section 3.3 Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.4 Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 3.5 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the New Notes or for or in respect of the recitals or statements contained herein or therein, all of which recitals and statements are made solely by the Issuer.

Section 3.7 Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their respective successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

Section 3.8 Successors. All agreements of the Issuer in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [—]1

ISIN: [—]

[RULE 144A] [REGULATION S] GLOBAL NOTE

10.000% Senior Secured Notes due 2020

No.[R-1][S-1]	[$ ]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promises to pay to [                    ] or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [        ] United States Dollars ($[        ])] on December 1, 2020.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

[1]	Rule 144A Note CUSIP: 29269Q AK3

Rule 144A Note ISIN: US29269QAK31

Permanent Regulation S Note CUSIP: U29197 AG2

Permanent Regulation S Note ISIN: USU29197AG23

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 20

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:             , 20

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[Back of Note]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this Note at 10.000% per annum from August 17, 2010 until maturity. The Issuer will pay interest semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 1, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Notes under an Indenture, dated as of August 17, 2010, between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 29, 2013, between the Issuer and the Trustee (as so supplemented, the “Indenture”). This Note is one of a duly authorized issue of notes of the Issuer designated as its 10.000% Senior Secured Notes due 2020 (the “Notes”). The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such

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terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to December 1, 2015.

(b) At any time prior to December 1, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes or otherwise in accordance with procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the date of redemption (the “Redemption Date”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after December 1, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2015	105.000%
2016	103.333%
2017	101.667%
2018 and thereafter	100.000%

(d) Prior to December 1, 2013, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all Notes at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Notes and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

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(e) If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise in accordance with the procedures of DTC. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes, and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

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(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Parity Lien Debt, to the holders of such Parity Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Parity Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Parity Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Parity Lien Debt tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture and the terms of such Parity Lien Debt. If the aggregate principal amount of Notes or the Parity Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Notes and such Parity Lien Debt will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Parity Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Collateral Excess Proceeds and the Issuer and its Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

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(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal, premium, if any, or interest on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(15) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

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Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

and

Facsimile No.: (214) 812-4097

Attention: Treasurer

and

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

or

Facsimile No.: (214) 812-4097

Attention: Treasurer

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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                  to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(h)	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(h) or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

A-11

EXHIBIT C

FORM OF CERTIFICATE OF TRANSFER

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

     (214) 812-4097

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

     (214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Notes Trustee

Re:	10.000% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of August 17, 2010, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 29, 2013, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a beneficial interest in the Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(j) [     ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

OR

(k) [    ] such Transfer is being effected to the Issuer or a subsidiary thereof;

OR

(l) [     ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP [ ] [ ]), or

(ii)	Regulation S Global Note (CUSIP [ ] [ ]), or

(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ] [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ] [ ]), or

(iii)	Unrestricted Global Note (CUSIP [ ] [ ]);

or

(b)	a Restricted Definitive Note; or

(c)	an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT D

FORM OF CERTIFICATE OF EXCHANGE

Energy Future Intermediate Holding Company LLC
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201-3411
Facsimile No.: (214) 812-6032
(214) 812-4097

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

     (214) 812-4097

The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

601 Travis Street – 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: EFIH Senior Secured Notes Trustee

Re:	10.000% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of August 17, 2010, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee, as supplemented by the First Supplemental Indenture, dated as of January 29, 2013, among Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. and the Trustee (as so supplemented, the “Indenture”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐   Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note ☐   Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                     .

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit 4.5

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of January 29, 2013, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of December 5, 2012 (the “Base Indenture”), providing for the issuance of $1,144,770,000 aggregate principal amount of 11.25%/12.25% Senior Toggle Notes due 2018 (the “Initial Toggle Notes”) and a First Supplemental Indenture, dated as of December 19, 2012 (the Base Indenture as so supplemented, the “Indenture”), providing for the issuance of $159,032,000 aggregate principal amount of 11.25%/12.25% Senior Toggle Notes due 2018 as Additional Notes (the “Additional Toggle Notes” and together with the Initial Toggle Notes, the “Existing Toggle Notes”);

WHEREAS, on December 5, 2012, the Issuer issued the Initial Toggle Notes;

WHEREAS, on December 19, 2012, the Issuer issued the Additional Toggle Notes;

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional Notes by the Issuer;

WHEREAS, the Issuer desires to issue $63,930,000 aggregate principal amount of Additional Notes on the date hereof (the “New Toggle Notes”);

WHEREAS, pursuant to the terms of the Indenture, the New Toggle Notes shall rank pari passu and be consolidated with, and form a single class with, the Existing Toggle Notes;

WHEREAS, Section 9.01(9) of the Indenture provides that the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture without the consent of any Holder to provide for the issuance of Additional Notes in accordance with the Indenture; provided that such Additional Notes are issued in compliance with the provisions of the Indenture;

WHEREAS, there are no Guarantors under the Indenture as of the date hereof;

WHEREAS, the New Toggle Notes shall be issued in compliance with the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture and the Trustee has received the request of the Issuer to join with the Issuer in the execution of this Second Supplemental Indenture accompanied by a resolution of its Board of Directors authorizing the execution of this Second Supplemental Indenture and the documents referred to in the Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of the New Toggle Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. Pursuant to this Second Supplemental Indenture, the New Toggle Notes are hereby created and established under the Indenture, and shall constitute “Additional Notes” thereunder, and are being issued by the Issuer on the date hereof in an aggregate principal amount of $63,930,000, which shall increase the aggregate principal amount of, and shall form part of the same series as, the Existing Toggle Notes. The New Toggle Notes issued hereunder shall rank pari passu and be consolidated with and form a single class with the Existing Toggle Notes and shall have the same terms as to status, redemption or otherwise as the Existing Toggle Notes for all purposes under the Indenture, including, among other things, for purposes of waivers, amendments and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes under the Indenture, as supplemented by this Second Supplemental Indenture, shall include the New Toggle Notes. The New Toggle Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the New Toggle Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Second Supplemental Indenture.

3. MANDATORY EXCHANGE OF REGULATION S GLOBAL NOTES. New Toggle Notes issued in the form of Regulation S Global Notes (collectively, the “Initial Regulation S Global Notes”) shall bear the Temporary Regulation S Note CUSIP set forth on Exhibit A hereto until the 40th day after the date hereof. Notwithstanding the provisions of Section 2.06 of the Indenture, on or after such 40th day, at the option of the Issuer, upon instruction of the Issuer to the Trustee, beneficial interests in the Initial Regulation S Global Notes shall automatically be exchanged for beneficial interests in one or more Regulation S Global Notes bearing the Permanent Regulation S Note CUSIP set forth on Exhibit A hereto in accordance with such procedures as the Depositary shall require. Upon such exchange of beneficial interests pursuant to this Section 3, the Registrar shall reflect on its books and records the date of such exchange and a decrease and increase in the principal amount of the applicable Regulation S Global Notes, equal to the principal amount of beneficial interests exchanged. Following any such exchange pursuant to this Section 3, the Initial Regulation S Global Notes shall be cancelled.

4. MANDATORY REDEMPTION. The provisions of Section 3.08 and paragraph 6 of the Notes shall apply to the New Toggle Notes.

2

5. NO EXCHANGE OF EXISTING NOTES REQUIRED. The execution of this Second Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes issued and outstanding prior to the date hereof.

6. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the New Toggle Notes and this Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Issuer and the Trustee, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, each Guarantor, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

8. INDENTURE AND SECOND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together for all purposes.

9. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing in this Second Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and each Guarantor and their respective successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Notes.

10. SUCCESSORS. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

11. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the New Toggle Notes or for or in respect of the recitals or statements contained herein or therein, all of which recitals and statements are made solely by the Issuer.

12. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

13. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Left Intentionally Blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name:	Anthony R. Horton
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [                    ]1

ISIN: [                    ]

[RULE 144A] [[TEMPORARY] REGULATION S] GLOBAL NOTE

11.25%/12.25% Senior Toggle Notes due 2018

No. [R-1][S-1][TS-1] [$ ]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to [                    ] or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [        ] United States Dollars ($[        ])] on December 1, 2018.

Interest Payment Dates: June 1 and December 1, commencing on June 1, 2013.

Record Dates: May 15 and November 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP: 29269Q AG2

Rule 144A Note ISIN: US29269QAG29

Permanent Regulation S Note CUSIP: U29197 AF4

Permanent Regulation S Note ISIN: USU29197AF40

Temporary Regulation S Note CUSIP: U29197 AH0

Temporary Regulation S Note ISIN: USU29197AH06

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:            , 20

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:            , 20

[Signature Page to Toggle Notes]

[Back of Note]

This Note is one of a duly authorized series of notes of the Issuer designated as the “11.25%/12.25% Senior Toggle Notes due 2018” (the “Notes”), previously issued in an aggregate principal amount of $1,144,770,000 on December 5, 2012 and in an aggregate principal amount $159,032,000 on December 19, 2012, for a total aggregate principal amount of $1,303,802,000, and as a result of a further issuance of $63,930,000 aggregate principal amount of Notes on January 29, 2013, now issued in an aggregate principal amount of $1,367,732,000 under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this Note at a rate per annum set forth below from December 5, 2012 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 2013, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including December 5, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any)(without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Cash Interest on the Notes will accrue at a rate of 11.25% per annum and be payable in cash. PIK Interest on the Notes will accrue at a rate of 12.25% per annum and be payable (x) with respect to Notes represented by one or more global notes registered in the name of, or held by, The Depository Trust Company (“DTC”) or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1,000) (or, if necessary, pursuant to the requirements of DTC or otherwise, to authenticate new global Notes executed by the Issuer with such increased principal amounts) and (y) with respect to Notes represented by certificated notes, by issuing PIK Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole dollar), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders on the relevant Record Date, as shown by the records of the register of Holders. In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive Cash Interest in respect of 50% of the principal amount of the Notes held by such Holder on the relevant

Record Date and PIK Interest in respect of 50% of the principal amount of the Notes held by such Holder on the relevant Record Date. Following an increase in the principal amount of the outstanding global Notes as a result of a PIK Payment, the global Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date. All Notes issued pursuant to a PIK Payment will mature on December 1, 2018 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issue Date. Any certificated PIK Notes will be issued with the description PIK on the face of such PIK Note.

(2) METHOD OF PAYMENT. For any interest payment period ending prior to June 1, 2016, the Issuer may, at its option elect to pay interest on the Notes:

(i) entirely in cash (“Cash Interest”);

(ii) entirely by increasing the principal amount of the outstanding Notes or by issuing PIK Notes (“PIK Interest”); or

(iii) on 50% of the outstanding principal amount of the Notes in cash and on 50% of the outstanding principal amount by increasing the principal amount of the outstanding Notes or by issuing PIK Notes (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of such interest period; provided that the interest payment with respect to the first interest period shall be payable entirely in PIK Interest, and the Issuer shall not be required to deliver a notice to the Trustee with respect to the election for such first interest period. The Trustee shall promptly deliver a corresponding notice to the Holder of this Note. In the absence of such an election for any interest period, interest on this Note shall be payable according to the election for the previous interest period. Beginning with the June 1, 2016 Interest Payment Date, the Issuer will make all interest payments on this Note entirely in cash. Notwithstanding anything to the contrary, the payment of accrued interest in connection with any redemption of Notes as described under Sections 3.07, 4.10 and 4.14 of the Indenture shall be made solely in cash.

The Issuer will pay Cash Interest on the Notes (including Additional Interest, if any) to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of Cash Interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, and premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuer issued the Notes under an Indenture, dated as of December 5, 2012, as supplemented by a First Supplemental Indenture, dated as of December 19, 2012, and a Second Supplemental Indenture, dated as of January 29, 2013, each between the Issuer and the Trustee (as so supplemented, the “Indenture”). This Note is one of a duly authorized issue of notes of the Issuer designated as its 11.25%/12.25% Senior Toggle Notes due 2018 (the “Notes”). The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to December 1, 2014.

(b) At any time prior to December 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes or otherwise delivered in accordance with procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after December 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of Notes, or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2014	105.6250%
2015	105.6250%
2016 and thereafter	102.8125%

(d) Prior to December 1, 2014, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all Notes at a redemption price equal to 111.25% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial Notes and any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding Notes, the Trustee shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. Except as set forth below, the Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

If the Notes would otherwise constitute “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code, at the end of each “accrual period” (as defined in Section 1272(a)(5) of the Code) ending after the fifth anniversary of the Issue Date (each, an “AHYDO Redemption Date”), the Issuer will be required to redeem for cash a portion of the then outstanding Notes equal to the “Mandatory Principal Redemption Amount” (each such redemption, a “Mandatory Principal Redemption”). The redemption price for the portion of the Notes redeemed pursuant to any Mandatory Principal Redemption will be 100% of the aggregate principal amount of such portion of the Notes to be redeemed plus any accrued interest thereon (including Additional Interest, if any) on the date of the redemption. “Mandatory Principal Redemption Amount” means, as of each AHYDO Redemption Date, the portion of the Notes required to be redeemed at such date to prevent the Notes from being treated as “applicable high yield discount obligations” within the meaning of Section 163(i)(1) of the Code. No partial redemption or repurchase of the Notes prior to any AHYDO Redemption Date pursuant to any other provision of the Indenture will alter the Issuer’s obligation to make any Mandatory Principal Redemption with respect to the Notes that remain outstanding on such AHYDO Redemption Date.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control or EFIH/EFH Merger occurs, the Issuer shall make an offer (in the case of a Change of Control, a “Change of Control Offer”; and, in the case of an EFIH/EFH Merger, an “EFIH/EFH Merger Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (in the case of a Change of Control, the “Change of Control Payment”; and, in the case of an EFIH/EFH Merger, the “EFIH/EFH Merger Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer or EFIH/EFH Merger Offer, as applicable, shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other an Asset Sale of Collateral or Other Oncor Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes, and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Senior Indebtedness will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets and a Collateral Asset Sales Offer, or sequential Collateral Asset Sales Offers to holders of Senior Lien Debt and Junior Lien Debt, EFIH or any Restricted Subsidiary shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any of any other unsecured Senior Indebtedness of EFIH, to the holders of such other unsecured Senior Indebtedness (a “Collateral Asset Sale Excess Proceeds Offer”) to purchase the maximum aggregate principal amount of such unsecured Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Offer Excess Proceeds at an offer price in cash in an amount equal to 100%

of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in this Indenture and the other applicable indentures or agreements.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Excess Proceeds Offer using proceeds from any Asset Sale of Collateral or other Oncor-related Assets at any time after consummation of such Asset Sale of Collateral; provided that such Collateral Asset Sale Excess Proceeds Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Excess Proceeds Offer, any Net Proceeds not required to be used to purchase the Notes and such unsecured Senior Indebtedness shall not be deemed Collateral Offer Excess Proceeds and EFIH and its Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all principal of, and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on, all the then outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing

Default in payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of January 29, 2013, among the Issuer and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

and

Facsimile No.: (214) 812-4097

Attention: Treasurer

and

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

or

Facsimile No.: (214) 812-4097

Attention: Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                  to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(f) or 4.14 of the Indenture, check the appropriate box below:

☐  Section 4.10(d)        ☐  Section 4.10(f)        ☐  Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(f) or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The initial outstanding principal amount of this Global Note is $[—]. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Energy Future Holdings Corp.

Announces Final Results and Settlement of Exchange Offers

DALLAS—January 30, 2013—Energy Future Holdings Corp. (“EFH Corp.”) today announced (a) the final results and settlement of the offers (the “First Lien Exchange Offers”) of its direct, wholly-owned subsidiary, Energy Future Intermediate Holding Company LLC (“EFIH”), and EFIH’s direct, wholly-owned subsidiary, EFIH Finance Inc. (“EFIH Finance” and, together with EFIH, the “Offerors”), to exchange up to approximately $1.3 billion aggregate principal amount of new 10.000% Senior Secured Notes due 2020 of the Offerors for any and all outstanding (i) 9.75% Senior Secured Notes due 2019 of EFH Corp., (ii) 10.000% Senior Secured Notes due 2020 of EFH Corp. and (iii) 9.75% Senior Secured Notes due 2019 of the Offerors (collectively, the “Old First Lien Notes”) and (b) the final results of the concurrent solicitations (the “Consent Solicitations”) by EFH Corp. and the Offerors of consents (the “Consents”) from holders of Old First Lien Notes to proposed amendments (the “Proposed Amendments”) to the indentures governing the Old First Lien Notes and to such Old First Lien Notes.

EFH Corp. also today announced the final results and settlement of the Offerors’ previously announced offers (the “Unsecured Exchange Offers” and, together with the First Lien Exchange Offers, the “Exchange Offers”) to exchange up to approximately $124 million aggregate principal amount of new 11.25%/12.25% Senior Toggle Notes due 2018 of the Offerors for any and all outstanding (i) 10.875% Senior Notes due 2017 of EFH Corp. and (ii) 11.250%/12.000% Senior Toggle Notes due 2017 of EFH Corp. (collectively, the “Old Unsecured Notes” and, together with the Old First Lien Notes, the “Old Notes”).

The Consent Solicitations and the Exchange Offers expired at 5:00 p.m., New York City time, on January 24, 2013 (the “Expiration Date”).

EFH Corp. was advised by the exchange agent for the Exchange Offers that, as of the Expiration Date, (i) the principal amounts and the percentages of outstanding principal amounts tendered listed in Table 1 below of each series of Old First Lien Notes were validly tendered (and not validly withdrawn), and related Consents with respect to each such series of Old First Lien Notes were validly delivered (and not validly revoked) in the Consent Solicitations and (ii) the principal amounts and the percentages of outstanding principal amounts tendered listed in Table 2 below of each series of the Old Unsecured Notes were validly tendered (and not validly withdrawn). As of the Expiration Date, EFH Corp. and the Offerors had received the requisite consents to adopt the Proposed Amendments, and on January 25, 2013, EFH Corp. and the Offerors entered into supplemental indentures to the indentures governing the Old First Lien Notes to give effect to the Proposed Amendments.

Table 1—First Lien Exchange Offers

CUSIP/ISIN	Issuer(s)	Title of Old Notes	Principal Amount Outstanding	Principal Amount Validly Tendered and Consented	Percentage of Outstanding Principal Amount Validly Tendered and Consented
292680AF2 US292680AF29	EFH Corp.	9.75% Senior Secured Notes due 2019	$115,446,000	$112,988,000	97.87%
292680AH8 US292680AH84 and 292680 AG0 US292680AG02 and U29191AD2 USU29191AD22	EFH Corp.	10.000% Senior Secured Notes due 2020	$1,060,757,000	$1,057,656,000	99.71%
292681AA1 US292681AA15	EFIH and EFIH Finance	9.75% Senior Secured Notes due 2019	$141,083,000	$139,068,000	98.57%

Table 2—Unsecured Exchange Offers

CUSIP/ISIN	Issuer	Title of Old Notes	Principal Amount Outstanding	Principal Amount Validly Tendered	Percentage of Outstanding Principal Amount Validly Tendered
292680AC9 US292680AC97 and 292680AA3 US292680AA32 and U29191AA8 USU29191AA82	EFH Corp.	10.875% Senior Notes due 2017	$64,135,000	$30,876,000	48.14%

292680 AD7 US292680AD70 and 292680AB1 US292680AB15 and U29191AB6 USU29191AB65	EFH Corp.	11.250%/12.000% Senior Toggle Notes due 2017	$60,329,699	$33,406,721	55.37%

In accordance with the terms and conditions of the Exchange Offers, EFH Corp. and the Offerors have accepted all of the Old Notes that were validly tendered for exchange. The Exchange Offers settled on January 29, 2013. On January 29, 2013, the Offerors issued $1,302,106,000 aggregate principal amount of their 10.000% Senior Secured Notes due 2020 in connection with the First Lien Exchange Offers and $63,930,000 aggregate principal amount of their 11.25%/12.25% Senior Toggle Notes due 2018 in connection with the Unsecured Exchange Offers.

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About EFH Corp.

EFH Corp. is a Dallas-based holding company engaged in competitive and regulated energy market activities, primarily in Texas. Its portfolio of competitive businesses consists primarily of Luminant, which is engaged largely in power generation and related mining activities, wholesale power marketing and energy trading, and TXU Energy, a retail electricity provider with approximately 1.8 million customers in Texas. Luminant has approximately 15,400 MW of generation in Texas, including 2,300 MW fueled by nuclear power and 8,000 MW fueled by coal. Luminant is also one of the largest purchasers of wind-generated electricity in Texas and in the United States. EFH Corp.’s regulated operations consist of Oncor, which operates the largest electricity distribution and transmission system in Texas, with more than three million delivery points and approximately 118,000 miles of distribution and transmission lines. While EFH Corp. indirectly owns approximately 80% of Oncor, the management of Oncor reports to a separate board with a majority of directors that are independent of EFH Corp.

Forward Looking Statements

This press release contains forward-looking statements, which are subject to various risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations. All statements, other than statements of historical facts, that are included in this press release that address activities, events or developments that EFH Corp. and/or the Offerors expect or anticipate to occur in the future, including the Exchange Offers and Consent Solicitations (often, but not always, through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” and “outlook”), are forward-looking statements. Although EFH Corp. and/or the Offerors believe that in making any such forward-looking statement their expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors in the applicable offering documents and EFH Corp.’s and EFIH’s reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Statements” contained therein).

-END-

Investor Relations:	Corporate Communications:
Molly Sorg 214.812.8868	Allan Koenig 214.812.8080

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